Exhibit 99.1

Exa Reports Second Quarter Fiscal 2016 Financial Results

Revenue Increases 15% on a Constant Currency Basis

Burlington, Mass., September 1, 2015 – Exa® Corporation (NASDAQ: EXA), a leading innovator of simulation software for product design and engineering, today announced financial results for the second quarter of fiscal 2016, which ended July 31, 2015.

Revenue Summary

	2Q16 (in millions)	2Q15 (in millions)	Growth Rate	Constant Currency Growth Rate
Total Revenue	$15.5	$14.8	4%	15%

License Revenue	$13.0	$12.3	5%	16%
Project Revenue	$2.5	$2.5	-2%	10%

“In the second quarter we continued our trend of delivering healthy constant currency revenue growth. License revenue grew faster than the overall growth rate at 16% on a constant currency basis. Project revenue growth was 10% on a constant currency basis and continues to support our efforts to demonstrate the strong value of our solutions to new customers and departments. Our focus continues to be converting our expanding project pipeline into even stronger license revenue growth,” said Stephen Remondi, President and Chief Executive Officer of Exa. “In addition, we continue to be optimistic about the growing adoption of ExaCLOUD as it facilitates customer implementation of our technology and we are making additional capacity investments to meet the growing demand. Revenue growth expectations for the year reflect our confidence, as customers increasingly leverage simulation to design their new products and as they continue to replace physical prototyping across our target markets.”

Second Quarter Fiscal 2016 Financial Highlights

Revenue

•	Total revenue for the second quarter of fiscal 2016 was $15.5 million, an increase of 4% compared to $14.8 million in the comparable period in fiscal 2015. On a constant currency basis, total revenue increased 15% when compared with the corresponding period in fiscal 2015.

•	License revenue was $13.0 million for the second quarter of fiscal 2016, compared to $12.3 million in the comparable period in fiscal 2015, representing an increase of 5%, or 16% on a constant currency basis.

•	Project revenue was $2.5 million for the second quarter of fiscal 2016, consistent with the same period a year ago but an increase of 10% on a constant currency basis.

Profitability

•	GAAP loss from operations was $(0.8) million in the second quarter of fiscal 2016, compared to $(0.9) million in the comparable period in fiscal 2015.

•	Non-GAAP loss from operations was $(0.2) million in the second quarter of fiscal 2016, compared to $(0.3) million in the comparable period in fiscal 2015.

•	Adjusted EBITDA was $0.5 million in the second quarter of fiscal 2016, compared to $0.3 million in the comparable period in fiscal 2015.

•	GAAP net loss was $(1.2) million in the second quarter of fiscal 2016, compared to GAAP net loss of $(1.0) million for the comparable period in fiscal 2015. GAAP net loss per share was $(0.08), based on 14.5 million diluted weighted average shares outstanding, compared to GAAP net loss per share of $(0.07) for the comparable period in fiscal 2015, based on 13.8 million diluted weighted average shares outstanding.

•	Non-GAAP net loss was $(0.8) million, or $(0.06) per diluted share in the second quarter of fiscal 2016, compared to non-GAAP net loss of $(0.6) million, or $(0.05) per diluted share, in the comparable period in fiscal 2015.

Balance Sheet

•	The company had $30.4 million in cash and cash equivalents as of July 31, 2015, compared to $39.8 million as of April 30, 2015.

Business Outlook

Based on information available as of today, Exa is providing third quarter and fiscal 2016 guidance as indicated below.

Third Quarter Fiscal 2016:

•	Total revenue is expected to be in the range of $16.4 million to $17.2 million.

•	Adjusted EBITDA is expected to be in the range of $0.4 million to $0.9 million.

•	GAAP net loss is expected to be in the range of $(1.3) million to $(0.9) million.

•	Non-GAAP net loss is expected to be in the range of $(1.0) million to $(0.5) million.

•	Basic share count for the second quarter is estimated to be 14.5 million shares.

•	Diluted share count for the second quarter is estimated to be 14.9 million shares.

Full Year Fiscal 2016:

•	Total revenue is expected to be in the range of $64.7 million to $67.0 million.

•	Adjusted EBITDA is expected to be in the range of $1.8 million to $2.5 million.

•	GAAP net loss is expected to be in the range of $(6.1) million to $(5.4) million.

•	Non-GAAP net loss is expected to be in the range of $(4.6) million to $(3.8) million.

•	Basic share count for the full year is estimated to be 14.5 million shares.

•	Diluted share count for the full year is estimated to be 14.9 million shares.

The above guidance assumes an exchange rate of 1.13 US dollars per Euro and 118.0 Japanese yen per US dollar for fiscal year 2016.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA and non-GAAP net income/(loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s second quarter fiscal 2016 financial results conference call
When:	Tuesday, September 1, 2015
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 11332061, Domestic
(404) 537-3406, Passcode 11332061, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP income from operations is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, other income (expense), foreign exchange gain/(loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa (Nasdaq: EXA) (www.exa.com) Corporation’s visualization and simulation software helps designers and engineers produce better vehicles and equipment. As a design evolves, Exa accurately predicts the performance of that design while providing actionable insight to optimize the performance of the product. With Exa, the need for costly physical prototypes and expensive late-stage changes is reduced. Now, designers and engineers are freed from the risk of producing compromised products that do not meet market and regulatory requirements. Some of the most successful product companies in the world use Exa, including BMW, Ford, Hyundai, Jaguar Land Rover, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2015 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	July 31, 2015	January 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$30,406	$21,785
Accounts receivable	6,303	27,462
Prepaid expenses and other current assets	3,375	3,098

Total current assets	40,084	52,345
Property and equipment, net	6,208	6,961
Intangible assets, net	2,220	2,395
Deferred tax assets	261	260
Other assets	1,024	1,092

Total assets	$49,797	$63,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,731	$1,620
Accrued expenses	6,345	10,585
Current portion of deferred revenue	19,575	26,863
Current portion of capital lease obligations	1,824	2,390

Total current liabilities	29,475	41,458
Deferred revenue	25	38
Capital lease obligations	862	1,602
Deferred rent	871	472
Other long-term liabilities	498	592

Total liabilities	31,731	44,162

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,636,756 and 13,874,744 shares issued, respectively; 14,604,254 and 13,842,242 shares outstanding, respectively	15	14
Additional paid-in capital	90,410	88,181
Accumulated deficit	(71,961)	(68,878)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive loss	(398)	(426)

Total stockholders’ equity	18,066	18,891

Total liabilities and stockholders’ equity	$49,797	$63,053

EXA CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014

Revenue:
License revenue	$12,977	$12,316	$25,219	$23,976
Project revenue	2,478	2,527	5,004	4,637

Total revenues	15,455	14,843	30,223	28,613

Operating expenses (1):
Cost of revenues	4,755	4,632	9,398	9,228
Sales and marketing	2,440	2,509	4,928	5,076
Research and development	5,952	5,404	12,122	10,506
General and administrative (2)	3,126	3,217	6,393	6,339

Total operating expenses	16,273	15,762	32,841	31,149

Loss from operations	(818)	(919)	(2,618)	(2,536)

Other (expense) income, net:
Foreign exchange (loss) gain	(171)	175	(223)	131
Interest expense	(54)	(94)	(119)	(177)
Interest income	2	2	5	6
Other income, net	—	3	—	3

Total other (expense) income, net	(223)	86	(337)	(37)

Loss before income taxes	(1,041)	(833)	(2,955)	(2,573)
Provision for income taxes	(154)	(176)	(128)	(15,656)

Net loss	$(1,195)	$(1,009)	$(3,083)	$(18,229)

Net loss per share:
Basic	$(0.08)	$(0.07)	$(0.21)	$(1.34)
Diluted	$(0.08)	$(0.07)	$(0.21)	$(1.34)

Weighted average shares outstanding used in computing net loss per share:
Basic	14,535,539	13,775,250	14,420,562	13,639,866
Diluted	14,535,539	13,775,250	14,420,562	13,639,866

Comprehensive loss:
Net loss	$(1,195)	$(1,009)	$(3,083)	$(18,229)
Foreign currency translation adjustments	(12)	(75)	28	(34)

Comprehensive loss	$(1,207)	$(1,084)	$(3,055)	$(18,263)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014

Cost of revenues	$53	$44	$122	$82
Sales and marketing	85	86	200	161
Research and development	185	191	426	347
General and administrative	168	179	357	280

Total	$491	$500	$1,105	$870

(2)	Includes amortization expense related to intangible assets as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014

General and administrative	$87	$88	$175	$175

EXA CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended July 31,
	2015	2014
Cash flows provided by operating activities:
Net loss	$(3,083)	$(18,229)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,528	1,394
Stock-based compensation expense	1,105	870
Deferred rent expense	(179)	(187)
Deferred income taxes	—	15,215
Net change in operating assets and liabilities:
Accounts receivable	21,302	19,403
Prepaid expenses and other current assets	(276)	(374)
Other assets	68	(35)
Accounts payable	112	181
Accrued expenses	(3,635)	(4,058)
Other liabilities	(93)	2
Deferred revenue	(7,251)	(9,387)

Net cash provided by operating activities	9,598	4,795

Cash flows used in investing activities:
Purchases of property and equipment	(626)	(577)

Net cash used in investing activities	(626)	(577)

Cash flows used in financing activities:
Proceeds from stock option and warrant exercises	1,130	416
Payments of capital lease obligations	(1,301)	(1,358)

Net cash used in financing activities	(171)	(942)

Effect of exchange rate changes on cash	(180)	(61)

Net increase in cash and cash equivalents	8,621	3,215

Cash and cash equivalents, beginning of period	21,785	28,753

Cash and cash equivalents, end of period	$30,406	$31,968

Supplemental cash flow disclosures:
Cash paid for interest	$119	$177
Cash paid for income taxes	$1,043	$1,149
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment through capital leases	$—	$1,700

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2015	2014	2015	2014

Net loss	$(1,195)	$(1,009)	$(3,083)	$(18,229)
Add back:
Depreciation and amortization	778	731	1,528	1,394
Interest expense, net	52	92	114	171
Other income, net	—	(3)	—	(3)
Foreign exchange loss (income)	171	(175)	223	(131)
Provision for income taxes	154	176	128	15,656

EBITDA	(40)	(188)	(1,090)	(1,142)
Stock-based compensation expense	491	500	1,105	870

Adjusted EBITDA	$451	$312	$15	$(272)

Non-GAAP operating loss:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2015	2014	2015	2014

Operating loss	$(818)	$(919)	$(2,618)	$(2,536)
Add back:
Stock-based compensation expense	491	500	1,105	870
Amortization of acquired intangible assets	87	88	175	175

Non-GAAP operating loss	$(240)	$(331)	$(1,338)	$(1,491)

Non-GAAP net loss:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2015	2014	2015	2014

Net loss	$(1,195)	$(1,009)	$(3,083)	$(18,229)
Add back:
Stock-based compensation expense	491	500	1,105	870
Amortization of acquired intangible assets	87	88	175	175
Income tax effect (1)	(199)	(203)	(445)	(363)

Non-GAAP net loss	$(816)	$(624)	$(2,248)	$(17,547)

Non-GAAP net loss per diluted share:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2015	2014	2015	2014

Net loss per diluted share (2)	$(0.08)	$(0.07)	$(0.21)	$(1.34)
Add back:
Stock-based compensation expense	0.03	0.04	0.08	0.06
Amortization of acquired intangible assets	0.01	0.01	0.01	0.01
Income tax effect (1)	(0.02)	(0.02)	(0.03)	(0.03)

Non-GAAP net loss, per diluted share (2)(3):	$(0.06)	$(0.05)	$(0.16)	$(1.29)

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 14.5 million and 13.8 million for the three months ended July 31, 2015 and 2014, respectively, and 14.4 million and 13.6 million for the six months ended July 31, 2015 and 2014, respectively.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:

(in millions)	Three Months Ended October 31, 2015	Year Ended January 31, 2016

Net loss	$(1.3) - (0.9)	$(6.1) - (5.4)
Add back:
Depreciation and amortization	1.0	3.8
Interest expense, net	0.1	0.5
Provision for income taxes	0.1 - 0.2	1.6

EBITDA	(0.1) - 0.4	(0.2) - 0.5
Stock-based compensation expense	0.5	2.0

Adjusted EBITDA	$0.4 - 0.9	$1.8 - 2.5

Non-GAAP net loss:

(in millions)	Three Months Ended October 31, 2015	Year Ended January 31, 2016

Net loss	$(1.3) - (0.9)	$(6.1) - (5.4)
Add back:
Stock-based compensation expense	0.5	2.0
Amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.3) - (0.2)	(0.9) - (0.8)

Non-GAAP net loss	$(1.0) - (0.5)	$(4.6) - (3.8)

(1)	Non-GAAP financial information is adjusted using a blended rate equivalent to our statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.